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                                                                  EXHIBIT 10.5


                          FORM OF EMPLOYMENT AGREEMENT

         This agreement ("Agreement") is made effective the date set forth at the end of this Agreement by and between ARAMEX INTERNATIONAL LIMITED, a Bermuda corporation (the "Corporation") and the employee named at the end of this Agreement (the "Executive").

         In consideration of the mutual covenants herein contained, the parties agree as follows:

         1.   POSITION AND RESPONSIBILITIES.

         1.1 The Executive shall serve in the position and capacity identified on Exhibit A attached to this Agreement and shall perform the duties commensurate with such capacity for the Corporation and for any subsidiary or affiliate of the Corporation, if applicable. The Company shall also take all steps within the Company's control to cause the Executive to be a member of the Board of Directors of the Company. The Executive shall not be assigned any duties inconsistent with his position as identified on Exhibit A hereto.

         1.2 The Executive shall devote such time to the business and affairs of the Corporation and to the promotion of its interests as is necessary or advisable.

         2.   EMPLOYMENT TERM.

         2.1 The initial term of employment shall be for a period of two years, commencing with the effective date hereof, unless sooner terminated as provided in this Agreement. This Agreement shall be renewed annually for a term of one year unless the Corporation or the Executive gives notice to the other of termination at least 30 days prior to


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the expiration of the initial term, or any successive term, as the case may
be. Each of the Executive and the Corporation at his or its sole discretion and without any reason, may elect not to renew this Agreement at the end of the initial term or any successive term.

         2.2 Notwithstanding the provisions of paragraph 2.1 above, the Corporation shall have the right to terminate the Executive's employment for Cause (as defined in paragraph 2.3 below); provided, however, that the Executive shall not be deemed to have been terminated for Cause unless and until the Board of Directors at a meeting duly called and held for that purpose shall have determined that the Executive committed an act falling within the definition of Cause and specifying the basis for such determination.

         2.3  For purposes of this Agreement, the term "Cause" shall mean the
Executive's: (a) engagement in gross misconduct materially injurious to the Corporation; (b) knowing and willful neglect or refusal to attend to the material duties assigned to him by the Board of Directors of the Corporation, which is not cured within 30 days after written notice; (c) intentional misappropriation of property of the Corporation to the Executive's own use;
(d) commission of an act of fraud or embezzlement; or (e) conviction for a crime (excluding minor traffic offenses).

         2.4 Any purported termination of the Executive's employment by the Corporation hereunder shall be communicated by a Notice of Termination to the Executive in accordance with paragraph 15. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

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         2.5  For purposes of this Agreement the date of termination shall be: (a) if this Agreement is terminated by the Corporation for Incapacity (as defined in paragraph 4.1 below), the date on which a Notice of Termination is given, (b) if the Executive's employment is terminated by the Corporation for any other reason (other than death), the date on which a Notice of Termination is given or (c) if the Executive terminates his employment for any reason, the date on which he gives the Corporation notice of such termination.

         3.   COMPENSATION.

         3.1 The Corporation shall pay to the Executive for the services to be rendered by the Executive hereunder a salary for the initial term of employment under this Agreement at the rate per annum set forth on Exhibit A to this Agreement. The salary shall be payable less frequently than monthly in accordance with the Company's regular policies. Such salary will be reviewed at least annually after the initial term and may be increased by the Board of Directors of the Corporation, based upon the recommendations of the Executive Compensation Committee of the Board of Directors.

         3.2 The Executive shall receive a cash bonus with respect to each whole year of the Corporation during which he is employed hereunder, commencing with the year ending December 31, 1996, in an amount to be to be determined by the Board of Directors of the Corporation.

         3.3 The Executive shall be entitled to participate in, and receive benefits from, any vacation, holiday, insurance, medical, disability, or other employee benefit plan of the Corporation which may be in effect at any time during the course of his employment by the Corporation and which shall be generally available to senior executives of the Corporation occupying positions of comparable status or responsibility. During the term hereof, the

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Company shall provide for the Executive's use a Company automobile and shall pay all maintenance and operating expenses related thereto, including, without limitation, depreciation and full risk insurance costs. In addition, the Company shall obtain comprehensive health and travel insurance for the Executive and his immediate family.

         3.4 The Corporation agrees promptly to reimburse the Executive for all reasonable and necessary business expenses incurred by him on behalf of the Corporation in the course of his duties hereunder upon the presentation by the Executive of appropriate evidence thereof.

         4.   DEATH; INCAPACITY.

         4.1 If, during the Employment Term hereunder, because of illness or other incapacity, the Executive shall fail for a period of six (6) consecutive months ("Incapacity"), to render the services contemplated hereunder, then the Corporation, at its option, may terminate the Employment Term hereunder by notice to the Executive, effective on the giving of such notice; provided, however, that the Executive shall be entitled to continue to receive 60% of his salary hereunder for a two-year period of time from the Notice of Termination.

         4.2 In the event of the death of the Executive during the Employment Term, the Employment Term hereunder shall terminate on the date of death of the Executive; provided, however, that the Executive (or his estate) shall be entitled to any benefits accrued under the Corporation's death, disability or other benefit plan and shall be entitled to receive a lump sum payment equal to his then annual salary.

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         5.  SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT.

         5.1 If the Executive's employment with the Corporation shall be terminated (a) by the Corporation other than pursuant to paragraph 2.2 or paragraph 4, or (b) by the Executive for Good Reason (as defined in paragraph
5.2 below), then the Corporation shall:

              (i) pay to Executive as severance pay, payable at the time of termination, either (a) an amount equal to three (3) times his then annual salary; or (b) if the Corporation terminates Executive's employment, or Executive terminates his employment with the Corporation, in connection with a Major Event (as defined in paragraph 5.3 below), an amount equal to 2.99 times times the Executive's salary during the term hereof; and

              (ii) arrange to provide Executive, for a twelve-month period (or such shorter period as Executive may elect), with disability, accident and health insurance substantially similar to those insurance benefits which Executive is receiving immediately prior to the earlier of a Major Event, if any, or the date of termination to the extent obtainable upon reasonable terms; provided, however, if it is not so obtainable the Corporation shall pay to the Executive in cash the annual amount paid by the Corporation for such benefits during the previous year of the Executive's employment.

         5.2 For purposes of this Agreement, the term "Good Reason" shall mean any of the following:

              (i)  a Major Event;

              (ii) the assignment to the Executive by the Corporation of duties inconsistent with, or a substantial alteration in the nature or status of, Executive's responsibilities on the later of the date of this Agreement or on the last date on which such responsibilities are increased;

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              (iii)  a reduction by the Corporation in the Executive's base salary as in effect on the later of the date of this Agreement or the last date on which such base salary is increased;

              (iv) a relocation of the Corporation's principal executive offices to a location outside Amman, Jordon area, or the relocation by the Corporation of the Executive to any place other than the principal executive offices of the Corporation, except for required travel by the Executive on the Corporation's business;

              (v) any material breach by the Corporation of any material provision of this Agreement; provided, however, that the Executive shall give written notice to the Corporation which shall indicate those specific provisions in this Agreement relied upon and which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination;

              (vi) any failure by the Corporation to obtain the assumption of this Agreement by any successor or assign of the Corporation; or

              (vii) any purported termination of the Executive's employment by the Corporation which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph 2.4 above, and for purposes of this Agreement, no such purported termination shall be effective.

         5.3 For purposes of this Agreement, a "Major Event" shall be deemed to have occurred if (i) there shall be consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock

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immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (iii) proceedings or actions for the liquidation or dissolution of the Company are initiated by the Company; or
(iv) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange
Act) (other than persons who beneficially own more than 30% of the capital stock of the Company on a fully diluted and as converted basis outstanding as of the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), directly or indirectly, of 30% or more of the Company's outstanding capital stock on a fully diluted and as converted basis at such time; provided, however, that a "Major Event" shall not be deemed to have occurred solely by reason of the consummation of a firmly underwritten public offering by the Company of common stock registered under the Securities Act of 1933, as amended.

         5.4 (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor, except to the extent provided in paragraph 5.1 above, shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after the date of termination, or otherwise.

              (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan of the Corporation, or other contract, plan or arrangement.

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         8.   NON-COMPETITION.

         8.1 From and after the date hereof to and including the first (1st) anniversary of the date of termination of this Agreement, the Executive shall not directly or indirectly become employed by any person, corporation, partnership or other entity which is primarily engaged in, the business of international express delivery, in each case in the Territory. The term "Territory" shall mean any county or city in which the Corporation then conducts its business. The Executive shall be deemed directly or indirectly to engage in a business if he participates therein as a director, officer, stockholder, employee, agent, consultant, manager, salesman, partner or individual proprietor, or as an investor who has made advances or loans, contributions to capital or expenditures for the purchase of stock, or in any capacity or manner whatsoever; provided, however, that the foregoing shall not be deemed to prevent the Executive from investing in securities if such class of securities in which the investment is so made constitutes no more than 10% of the voting stock of any company's securities.

         9. OPTIONS. Exhibit A describes the options to be granted to Executive, if any.

         10. ARBITRATION. Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the International Chamber of Commerce. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration held pursuant to this Section 10 shall take place in Bermuda. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation or arbitration to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be

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granted, to recover its or their reasonable attorney's fees and costs in such litigation or arbitration from the party or parties against whom enforcement was sought.y

         11. SUCCESSOR TO THE COMPANY. (a) The Corporation will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as hereinabove defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

              (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, heirs, distributees, devises and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate. This Agreement shall not otherwise be assignable by the Executive.

         12. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in paragraph 11 hereof.

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         13.  HEADINGS.  The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         14. INTERPRETATION. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         15. NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when delivered personally or by facsimile transmission, sent by recognized overnight courier service, or mailed by registered or certified mail, addressed to the address set forth at the end of this Agreement, or to such changed address as such party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt.

         16. WAIVERS. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         17. COMPLETE AGREEMENT; AMENDMENTS. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety any letter agreements or other writings by and among the Executive and the Corporation. This Agreement

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may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto.

         18. GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of Bermuda, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below, and the parties acknowledge that this Agreement memorializes their agreement since the effective date set forth below.


ARAMEX INTERNATIONAL LIMITED               EXECUTIVE

By: __________________________             ______________________________
    Authorized Representative

Address for Notices:                       Address for Notices:

______________________________             ______________________________

______________________________             ______________________________

______________________________             ______________________________




Effective Date of Agreement:  ________________________

Execution Date:               ________________________

Name of Executive:            ________________________

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                                      EXHIBIT A


William Kingson
Chairman of the Board
Annual Base Salary: U.S. $85,000.00